UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

To date, Lucas Energy, Inc. (the “Company”, “we” or “us”), has had difficulty in obtaining the funding required from Silver Star Oil Company (“Silver Star”), pursuant to that certain Non-Revolving Line of Credit Agreement entered into with Silver Star effective on August 28, 2015, pursuant to which Silver Star is required to purchase up to $2.4 million in convertible promissory notes, at the rate of not more than $200,000 in notes per month, of which $1 million in notes have been sold to date.

In an effort to raise funding for ongoing expenses and as a replacement for the amounts previously sought from Silver Star, the Company entered into the Convertible Note Purchase Agreement and Short Term Promissory Note described below.

Short Term Promissory Note

On March 28, 2016, we borrowed $250,000 from Alan Dreeben, who is one of the sellers of the assets we plan to acquire pursuant to the Asset Purchase Agreement, pursuant to a Short Term Promissory Note (the “Short Term Note”). The Short Term Note has a principal balance of $275,000 (the $250,000 borrowed plus a 10% original issue discount), does not accrue interest unless an event of default occurs thereunder, at which time the note accrues interest at 15% per annum, has a maturity date of June 28, 2016 and contains standard and customary events of default. The Short Term Note may be prepaid at any time without penalty. As additional consideration for Mr. Dreeben agreeing to make the loan we agreed to issue Mr. Dreeben 15,000 restricted shares of common stock, subject to the additional listing of such shares on the NYSE MKT.

The foregoing description of the Short Term Note does not purport to be complete and is qualified in its entirety by reference to the Short Term Note, a copy of which is filed as Exhibit 10.6, to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Promissory Note Purchase Agreement and Convertible Promissory Notes

On March 29, 2016, and effective March 11, 2016, the Company entered into a Convertible Promissory Note Purchase Agreement with HFT Enterprises, LLC (“HFT” and the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, we agreed to sell and HFT agreed to purchase, an aggregate of $600,000 in Convertible Promissory Notes (the “Convertible Notes”), including $300,000 in Convertible Notes purchased on March 29, 2016, to be effective on March 11, 2016, $150,000 in Convertible Notes purchased on March 29, 2016, to be effective on March 25, 2016, and $150,000 in Convertible Notes required to be purchased by HFT or its assigns on or prior to April 30, 2016. We also agreed to grant HFT warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share, at such time as an aggregate of $600,000 in Convertible Notes have been sold (the “Warrants”).

Each Convertible Note is due and payable on the one year anniversary of its issuance date, accrues interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allows the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the Convertible Notes under applicable NYSE MKT rules and regulations (“NYSE Approval”), which we have not sought or obtained to date, and to the extent such conversion(s) would exceed 19.9% of our total shares of outstanding common stock on the date of our entry into the Note Purchase Agreement or would otherwise require stockholder approval under applicable NYSE MKT rules, stockholder approval for such issuances (“Stockholder Approval”).

The Warrants allow for cashless exercise rights, to the extent that such shares of common stock issuable upon exercise thereof are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and include anti-dilutive rights, for the first 12 months following the grant date of such Warrants, which automatically reduce the exercise price of the Warrants to any lower priced security sold, granted or issued by us during such anti-dilutive period, subject to certain exceptions, including officer and director grants and the transactions contemplated by that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) discussed and described in greater detail in our Form 8-K Current Report filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2015, pursuant to which we agreed to acquire certain assets from twenty-one separate sellers in consideration for $31.35 million of commercial bank debt; 552,000 shares of a newly designated form of redeemable convertible preferred stock (convertible into 3,941,280 shares of common stock); 13,009,664 shares of common stock; and $4,975,000 in cash, the closing of which transaction is subject to various closing conditions and anticipated to close, subject to the satisfaction of such closing conditions, during the first quarter of fiscal 2017 (the “Asset Purchase”).

We have the right to prepay the Convertible Notes at any time, provided we provide the holder at least 10 days prior notice of our intention to prepay such notes, provided further that if the third tranche note is not timely paid on April 30, 2016, we can repay such notes at any time without notice. The Convertible Notes include customary events of default for facilities of similar nature and size, including in the event we fail to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

At no time may the Convertible Notes be converted, or the Warrants be exercised, into shares of our common stock if such conversion or exercise, as applicable, would result in the holder of such security and its affiliates owning an aggregate of in excess of 9.99% of the then outstanding shares of our common stock, subject to the ability of holder to modify such limitation with 61 days prior written notice to us (the “Beneficial Ownership Limitation”).

The Note Purchase Agreement included standard and customary representations and warranties of the parties and we agreed to comply with certain customary negative and positive covenants during the period the Convertible Notes are outstanding.

We also agreed pursuant to the Note Purchase Agreement (a) to seek Stockholder Approval for the issuance of all of the shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Warrants (collectively, the “Transaction Shares”), at such time as the Company seeks shareholder approval for the issuance of shares of common stock in connection with the Asset Purchase, provided that in the event the proxy associated with the Asset Purchase is not filed by June 30, 2016, we are required to file a separate proxy statement to seek shareholder approval for the issuance of the Transaction Shares within thirty (30) days of such date; and (b) that at such time as we have raised a minimum of $1,000,000 in equity and/or convertible debt funding after the date of the Note Purchase Agreement, that within thirty (30) days of such date, we would prepare and file with the SEC a registration statement under the Securities Act to register such Transaction Shares.

The foregoing description of the Note Purchase Agreement, Convertible Notes and Warrants do not purport to be complete and are qualified in its entirety by reference to the Note Purchase Agreement, form of Convertible Notes, March 29, 2016 Convertible Notes ($300,000 dated March 29, 2016 and effective March 11, 2016 and $150,000 dated March 29, 2016 and effective March 25, 2016), and form of Warrants, copies of which are attached as Exhibits 10.1, 10.2, 10.4, 10.5 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, under “Convertible Promissory Note Purchase Agreement and Convertible Promissory Notes”, which information is incorporated by reference in this Item 2.03, we sold HFT Convertible Notes in the aggregate principal amount of (a) $300,000 on March 29, 2016 and effective on March 11, 2016; and (b) $150,000 on March 29, 2016 and effective on March 25, 2016.

As described above in Item 1.01, under “Short Term Promissory Note”, which information is incorporated by reference in this Item 2.03, we sold Alan Dreeben the Short Term Note in the aggregate principal amount of $275,000 (including a 10% original issue discount on the $250,000 loan) on March 28, 2016.

Item 3.02   Unregistered Sales of Equity Securities.

As described above in Item 1.01, under “Convertible Promissory Note Purchase Agreement and Convertible Promissory Notes”, we sold HFT Convertible Notes in the aggregate principal amount of (a) $300,000 on March 29, 2016 and effective on March 11, 2016; and (b) $150,000 on March 29, 2016 and effective on March 25, 2016. If fully converted by HFT (without factoring in any accrued and unpaid interest thereon, which is also convertible into our common stock as provided in the notes), notwithstanding the requirement for NYSE Approval (as discussed above) or the Beneficial Ownership Limitation, and subject where applicable to the Stockholder Approval, a total of 300,000 shares of common stock would be required to be issued to HFT (representing approximately 19.4% of our then outstanding shares of common stock) and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 318,504 shares of common stock would be required to be issued to HFT in connection with such Convertible Notes (i.e., without factoring in the conversion of any other outstanding Convertible Notes).

As described above in Item 1.01, under “Short Term Promissory Note”, in connection with the sale of the Short Term Note, we agreed to issue Mr. Dreeben 15,000 shares of restricted common stock (“Short Term Note Shares”).

The Company claims an exemption from the registration requirements of the Securities Act for the sales and issuances of the Convertible Notes and Short Term Note Shares pursuant to (a) Section 4(a)(2) of the Securities Act; and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sales and issuances and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificate(s) evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The recipients made various representations to us regarding its suitability to purchase the securities and knowledge of the risks involved in such purchase pursuant to the Note Purchase Agreement and Short Term Note, including confirming that each were an “accredited investor”.

On March 28, 2016, Rockwell Capital Partners, Inc., who was previously assigned $300,000 of convertible promissory notes by Silver Star on February 2, 2016, converted $205,999.50 of the principal and interest due on such convertible notes into shares of our common stock at a conversion price of $1.50 per share, for an aggregate of 137,333 shares. The convertible promissory notes were originally acquired by Silver Star pursuant to that certain August 30, 2015, Non-Revolving Line of Credit Agreement with Silver Star, and which convertible promissory notes are due and payable on October 1, 2016, accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the convertible promissory notes and line of credit under applicable NYSE MKT rules and regulations (“NYSE Approval”)(provided that we have received NYSE MKT approval for conversion of a portion of such notes equal to 243,853 shares), and to the extent such conversion(s) (together with certain other shares aggregated therewith in the determination of the NYSE MKT) would exceed 19.9% of our total shares of outstanding common stock on the date of our entry into the line of credit (totaling 243,853 shares of common stock), stockholder approval for such issuances. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act, as the security was exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Stockholder Approval of an Amendment to the Lucas Energy, Inc. 2014 Stock Incentive Plan

The Annual Meeting of Shareholders of the Company was held on March 29, 2016 (the “Meeting”). At the Meeting, the stockholders of the Company approved an amendment to the Company’s 2014 Stock Incentive Plan (the “Plan”) to (a) increase by 45,000, the number of shares reserved for issuance under such Plan; and (b) amend the definition of “Eligible Person” under the Plan to exclude “instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities”. The Company’s stockholders approved the amendment to the Plan in accordance with the voting results set forth below under Item 5.07. The increase to the Plan was originally approved by the Board of Directors of the Company on February 8, 2016, subject to stockholder approval.

The Plan was originally adopted in 2014. The material terms of the Plan were described in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on February 18, 2016 (the “Proxy”) under the caption “Proposal 2 – Ratification of An Amendment to the 2014 Stock Incentive Plan”. The Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by the full text of the Plan as amended and restated, set forth in Exhibit 10.7, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on March 29, 2016, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws to amend the quorum needed at any meeting of stockholders from a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, to 33% of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy. The Board of Directors believes that the amendment is necessary and warranted due to the fact that the Company’s voting stock is thinly held and the Company has in the past had difficulty in getting stockholders holding a majority of the Company’s outstanding voting stock to vote their shares at meetings of the stockholders.

Filed herewith as Exhibit 3.1 are the Amended and Restated Bylaws of the Company after affecting the amendment described above, and additional minor changes to the bylaws associated therewith for consistency.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, an aggregate of 793,463 shares of common stock, or 54.1% of our 1,467,891 total outstanding shares of common stock as of February 8, 2016, the record date for the Meeting (the “Record Date”), were present at or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Proxy), with the results of such voting as follows:

Proposal		For	Against*
1)

The election of three (3) Directors to the Company’s Board of Directors (the “Board”), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal

	a) Anthony C. Schnur	754,913	38,550
	b) J. Fred Hofheinz	753,389	40,074
	c) Fred S. Zeidman	750,549	42,914

		For	Against	Abstain*
2)	The ratification of an amendment to the Company’s 2014 Stock Incentive Plan, to (a) increase by 45,000 (to 95,000) the number of shares of common stock reserved for issuance under the plan; and (b) amend the definition of “Eligible Person” under the plan	741,435	50,024.8	2,003.2

		For	Against	Abstain
3)	To ratify the appointment of GBH CPAs, PC, as the Company’s independent auditors for the fiscal year ending March 31, 2016	755,689	35,209	2,565

		For	Against	Abstain*
4)	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above	750,762	42,660	41

* There were no Broker Non-Votes on these proposals.

As such, each of the three (3) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in its proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, and proposals 2 through 4 were separately approved and ratified by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each such proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Amended and Restated Bylaws (effective March 29, 2016)

10.1*	Convertible Promissory Note Purchase Agreement dated March 29, 2016, to be effective March 11, 2016, by and between Lucas Energy, Inc. and HFT Enterprises, LLC

10.2	Form of Convertible Promissory Note (attached as Exhibit A to the Convertible Promissory Note Purchase Agreement filed herewith as Exhibit 10.1)

10.3	Form of Common Stock Purchase Warrant (attached as Exhibit B to the Convertible Promissory Note Purchase Agreement filed herewith as Exhibit 10.1)

10.4*	Convertible Promissory Note ($300,000) dated March 29, 2016, to be effective March 11, 2016, representing money borrowed by Lucas Energy, Inc. from HFT Enterprises, LLC

10.5*	Convertible Promissory Note ($150,000) dated March 29, 2016, to be effective March 25, 2016, representing money borrowed by Lucas Energy, Inc. from HFT Enterprises, LLC

10.6*	Short Term Promissory Note ($275,000) by Lucas Energy, Inc. in favor of Alan Dreeben dated March 28, 2016

10.7*	Lucas Energy, Inc.’s Amended and Restated 2014 Stock Incentive Plan

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: April 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Bylaws (effective March 29, 2016)

10.1*	Convertible Promissory Note Purchase Agreement dated March 29, 2016, to be effective March 11, 2016, by and between Lucas Energy, Inc. and HFT Enterprises, LLC

10.2	Form of Convertible Promissory Note (attached as Exhibit A to the Convertible Promissory Note Purchase Agreement filed herewith as Exhibit 10.1)

10.3	Form of Common Stock Purchase Warrant (attached as Exhibit B to the Convertible Promissory Note Purchase Agreement filed herewith as Exhibit 10.1)

10.4*	Convertible Promissory Note ($300,000) dated March 29, 2016, to be effective March 11, 2016, representing money borrowed by Lucas Energy, Inc. from HFT Enterprises, LLC

10.5*	Convertible Promissory Note ($150,000) dated March 29, 2016, to be effective March 25, 2016, representing money borrowed by Lucas Energy, Inc. from HFT Enterprises, LLC

10.6*	Short Term Promissory Note ($275,000) by Lucas Energy, Inc. in favor of Alan Dreeben dated March 28, 2016

10.7*	Lucas Energy, Inc.’s Amended and Restated 2014 Stock Incentive Plan

* Filed herewith.